UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report

November 3, 2005

(Date of earliest event reported)

VESTA INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	63-1097283
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3760 River Run Drive Birmingham, Alabama	35243
(Address of principal executive offices)	(Zip Code)

(205) 970-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 3, 2005, Vesta Insurance Group, Inc. received notification from the New York Stock Exchange (“NYSE”) that the Company was not in compliance with the NYSE’s continued listing standards. Vesta is considered “below criteria” by the NYSE because the Company’s total market capitalization was less than $75 million over a consecutive 30 trading-day period and its last reported shareholders’ equity was less than $75 million. In addition, Vesta is considered a “late filer” because it has not timely filed its December 31, 2004 Form 10-K and its September 30, 2004, March 31, 2005 and June 30, 2005 Form 10-Qs. The Company intends to review with the NYSE its anticipated timeline of becoming current in its SEC reporting. The NYSE indicated in its notice that it would like to review with the company its anticipated timeline of when expects to become current with its SEC reporting prior to making a determination as to whether to offer the Company the opportunity to present a business plan that demonstrates compliance within 18 months of receipt of this notice.

If the NYSE offers the plan process, the Company intends to present a plan to the NYSE within 45 days of its receipt of the notice, demonstrating how it intends to comply with the continued listing standards within 18 months of its receipt of the notice. The NYSE may take up to 45 days to review and evaluate the plan after it is submitted. If the plan is accepted, the Company will be subject to quarterly monitoring for compliance by the NYSE. If the NYSE does not accept the plan or if the Company is unable to achieve compliance with the NYSE’s continued listing criteria through its implementation of the plan, the Company will be subject to NYSE trading suspension and delisting, at which time the Company would intend to apply to have its shares listed on another stock exchange or quotation system.

Furthermore, the NYSE has also informed the Company that the aforementioned filing timeline and any continued delay in completing outstanding or future periodic SEC filings will continue to be considered as an integral part of its evaluation process.

Beginning November 10, 2005, the NYSE will make available on its consolidated tape, a “.BC” indicator transmitted with the Company’s listing symbol to identify that the Company is below the NYSE’s quantitative continued listing standards.

The press release announcing receipt of the listing notification from the NYSE is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1    Press Release, dated November 9, 2005, concerning failure to satisfy a continued listing rule of the NYSE.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of November 9, 2005.

VESTA INSURANCE GROUP, INC.

By:	/s/ Donald W. Thornton
Its:	Senior Vice President —
General Counsel and Secretary